Verisign Reports Second Quarter 2022 Results

RESTON, VA - July 28, 2022 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the second quarter of 2022.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $352 million for the second quarter of 2022, up 6.8 percent from the same quarter in 2021. Verisign reported net income of $167 million and diluted earnings per share (diluted “EPS”) of $1.54 for the second quarter of 2022, compared to net income of $148 million and diluted EPS of $1.31 for the same quarter of 2021. The operating margin was 67.1 percent for the second quarter of 2022 compared to 64.7 percent for the same quarter of 2021.

“Our mission of enabling the world to connect online with reliability and confidence remains our primary focus throughout changing times. I’m pleased to note that we crossed a significant milestone in that mission last week for our critical internet infrastructure by marking 25 years of 100% availability in the .com/.net domain name resolution system,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended the second quarter of 2022 with cash, cash equivalents and marketable securities of $997 million, a decrease of $209 million from year-end 2021.
•Cash flow from operations was $145 million for the second quarter of 2022, compared to $143 million for the same quarter of 2021.
•Deferred revenues as of June 30, 2022 totaled $1.18 billion, an increase of $28 million from year-end 2021.
•During the second quarter of 2022, Verisign repurchased 2.0 million shares of its common stock for an aggregate cost of $349 million. As of June 30, 2022, there was $543 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights
•Verisign ended the second quarter of 2022 with 174.3 million .com and .net domain name registrations in the domain name base, a 2.2 percent increase from the end of the second quarter of 2021, and a net decrease of 0.35 million domain names during the second quarter of 2022.
•During the second quarter of 2022, Verisign processed 10.1 million new domain name registrations for .com and .net, as compared to 11.7 million for the same quarter of 2021.
•The final .com and .net renewal rate for the first quarter of 2022 was 75.9 percent compared to 76.0 percent for the same quarter of 2021. Renewal rates are not fully measurable until 45 days after the end of the quarter.
•Verisign announces that it will increase the annual registry-level wholesale fee for each new and renewal .net domain name registration from $9.02 to $9.92, effective Feb. 1, 2023.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2022 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems; vulnerabilities in the global routing system; system interruptions or system failures; damage or interruptions to our data centers, data center systems or resolution systems; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions; economic, legal and political risks associated with our international operations; the impact of unfavorable tax rules and regulations; risks from the adoption of ICANN’s consensus and temporary policies, technical standards and other processes; the weakening of, changes to, the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; the effects of the COVID-19 pandemic; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate highly skilled employees; and our ability to protect and enforce our intellectual property rights. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2021, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: James Barbour, jbarbour@verisign.com, 703-948-3800

©2022 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$606.3	$223.5
Marketable securities	390.6	982.3
Other current assets	65.3	62.9
Total current assets	1,062.2	1,268.7
Property and equipment, net	240.1	251.2
Goodwill	52.5	52.5
Deferred tax assets	230.6	230.7
Deposits to acquire intangible assets	145.0	145.0
Other long-term assets	32.1	35.7
Total long-term assets	700.3	715.1
Total assets	$1,762.5	$1,983.8
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$184.3	$226.6
Deferred revenues	882.9	847.4
Total current liabilities	1,067.2	1,074.0
Long-term deferred revenues	298.7	306.0
Senior notes	1,786.8	1,785.7
Long-term tax and other liabilities	64.8	78.6
Total long-term liabilities	2,150.3	2,170.3
Total liabilities	3,217.5	3,244.3
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5.0; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000.0; Issued shares: 354.4 at June 30, 2022 and 354.2 at December 31, 2021; Outstanding shares: 107.8 at June 30, 2022 and 110.5 at December 31, 2021	13,100.9	13,620.1
Accumulated deficit	(14,553.0)	(14,877.8)
Accumulated other comprehensive loss	(2.9)	(2.8)
Total stockholders’ deficit	(1,455.0)	(1,260.5)
Total liabilities and stockholders’ deficit	$1,762.5	$1,983.8

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$351.9	$329.4	$698.8	$653.0
Costs and expenses:
Cost of revenues	49.5	47.8	100.2	94.8
Research and development	20.3	19.8	43.2	40.1
Selling, general and administrative	46.1	48.8	94.6	94.7
Total costs and expenses	115.9	116.4	238.0	229.6
Operating income	236.0	213.0	460.8	423.4
Interest expense	(18.9)	(23.1)	(37.7)	(45.6)
Non-operating income (loss), net	1.6	(2.0)	1.9	(1.6)
Income before income taxes	218.7	187.9	425.0	376.2
Income tax expense	(51.4)	(40.2)	(100.2)	(78.1)
Net income	167.3	147.7	324.8	298.1
Other comprehensive income (loss)	0.1	(0.1)	(0.1)	(0.1)
Comprehensive income	$167.4	$147.6	$324.7	$298.0

Earnings per share:
Basic	$1.54	$1.31	$2.97	$2.64
Diluted	$1.54	$1.31	$2.96	$2.64
Shares used to compute earnings per share
Basic	108.8	112.4	109.5	112.8
Diluted	108.8	112.5	109.6	112.9

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$324.8	$298.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	23.8	23.6
Stock-based compensation expense	27.9	26.6
Other, net	1.5	4.4
Changes in operating assets and liabilities:
Other assets	1.1	(18.6)
Accounts payable and accrued liabilities	(41.9)	(36.8)
Deferred revenues	28.2	50.0
Net deferred income taxes and other long-term tax liabilities	(13.4)	(6.5)
Net cash provided by operating activities	352.0	340.8
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,057.4	1,483.0
Purchases of marketable securities	(465.2)	(1,623.6)
Purchases of property and equipment	(12.8)	(24.3)
Net cash provided by (used in) investing activities	579.4	(164.9)
Cash flows from financing activities:
Repurchases of common stock	(556.1)	(361.2)
Proceeds from employee stock purchase plan	8.2	8.1
Repayment of borrowings	—	(750.0)
Proceeds from senior note issuance, net of issuance costs	—	742.3
Net cash used in financing activities	(547.9)	(360.8)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(0.7)	(0.3)
Net increase (decrease) in cash, cash equivalents, and restricted cash	382.8	(185.2)
Cash, cash equivalents, and restricted cash at beginning of period	228.8	410.6
Cash, cash equivalents, and restricted cash at end of period	$611.6	$225.4
Supplemental cash flow disclosures:
Cash paid for interest	$36.4	$48.7
Cash paid for income taxes, net of refunds received	$113.3	$99.0